Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into this 2nd day of November, 2006 between Peter Löfberg (the “Seller”) and Gondwana Energy Ltd., a Nevada corporation (“Gondwana”) as the Purchaser relating to the acquisition of all of the issued and outstanding ordinary shares of Finmetal Mining Oy, a company organized pursuant to the corporate laws of Finland (the “Company”). The Exhibits and Schedules attached hereto, and referenced in this Agreement shall be deemed incorporated herein.

RECITALS

WHEREAS, the Seller owns all of the issued and outstanding ordinary capital of the Company which consists of 10,000 shares (the “Shares”); and

WHEREAS, Gondwana desires to acquire the Company through the purchase of the Seller’s shares on the terms and conditions set forth herein and the Seller has agreed to sell the Shares to the Purchaser as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

AGREEMENT TO SELL AND PURCHASE

Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 below) Seller hereby agrees to sell to Gondwana and Gondwana agrees to purchase from Seller, the shares for a total purchase price of €200,000 in immediately available funds payable on or before the 30th November, 2006 and as additional consideration the issuance of 1 million shares of the $.00001 par value common stock of Gondwana (collectively, the “Purchase Price”). For the purpose of establishing the value of the common shares, on the date that the parties negotiated the sales price (October 16, 2006), the common shares of Gondwana were quoted on the U.S. Over the Counter Market (OTCBB)at a bid price of $.20 USD per share. On the date of the signing of this contract November 2, 2006 the common shares of Gondwana were quoted on the U.S. Over the Counter Market (OTCBB)at a bid price of $.60 USD per share. The Company has determined that the transaction contemplated by and among the Seller and Gondwana is in its and the shareholder’s best interests and desires to consent to the transaction described in this Agreement.

ARTICLE 2

CLOSING AND DELIVERY

Section 2.1. Closing. The closing of the purchase and sale of the Shares under this Agreement (the “Closing”) shall take place at 10:00 a.m. local time on the 30th day of November, 2006, or at such other time as the Company and Seller may mutually agree (such date is hereinafter referred to as the “Closing Date”). The parties will close the transaction utilizing telecommunications, fax and bank wire facilities to expedite the transmission of documents and funds.

Section 2.2. Delivery.

(a) Subject to the terms and co hereof, at the Closing Seller will deliver to Gondwana one or more certificates representing the Shares, against payment of €200,000 and the delivery of one or more certificates representing a total of 1,000,000 restricted common shares of Gondwana common stock.

The payment of €200,000 shall be made to the Sellers bank account

Beneficiary: Löfberg Peter

Address: Kiviaidankatu 2 B, FIN-33250 Tampere, Finland

Bank: OKO Bank Plc. , Internet: http://www.okobank.com

Address: P.O. Box 308

FIN-00101 Helsinki, Finland

Account IBAN: FI3257300840052654

SWIFT: OKOYFIHH

If either party breaches the contract by not paying/delivering their part of the transaction at the closing date, the Agreement can be terminated by the non breaching party by written notice immediately but not later than 15th December 2006, and the breaching Party will pay €200,000 for breach of contract to the counterpart.

Gondwana is responsible for paying the Asset Transfer Tax of 1,6% according to the Finnish law (calculated from the combined sum of the cash component and the market value of the shares at the signing date of this contract.)

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Schedule 3.1, the Company hereby represents and warrants to Gondwana, as of the Closing Date, as follows:

(1) Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Finland. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations of the Company. The Company has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

(2) The Company’s Authority. The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights). The execution, delivery and performance of this Agreement will not conflict with any provision of the Articles, Bylaws, minutes or share certificates of the Company, or of any contract to which the Company is a party or otherwise bound.

(3) Litigation. There are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against the Company which would affect it, its properties, assets, or business. The Company is not aware of any facts which, to its knowledge, might result in any action, suit, arbitration, or other proceeding which, in turn, might result in a material adverse change in the business or condition (financial or otherwise), properties or assets of the Company. The Company is not in default with respect to any judgment, order, or decree of any court, government agency or instrumentality.

(4) Compliance With the Law and Other Instruments. To the best of the Company’s knowledge, the business operations of the Company have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities. The Company is not in violation of, or in default under, any term or provision of the Articles or Bylaws, or of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which materially adversely affects in any way the business, properties, assets, or prospects of the Company, or which would prohibit the Company from entering into this Agreement or prevent consummation of the issuance of securities contemplated by this Agreement.

(5) Title to Properties and Assets. The Company’s properties and assets consists solely of the areas described in Exhibit C “October 6th 2006, Option Agreement: Finmetal Mining Oy - Magnus Minerals Oy”.

(6) Contracts and Other Obligations. The Company is not a party to or otherwise bound by, any written or oral:

(a) contract or agreement not made in the ordinary course of business;

(b) contract with any labor union;

(c) bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits;

(d) advertising contract or contract for public relations services;

(e) any contract, agreement, lease, document, or other arrangement with which the Company is not in compliance.

(7) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of the Company are complete and correct, and there have been no transactions involving the business of the Company which properly should have been set forth in said respective books, other than those set forth therein.

(8) Brokers or Finders. All negotiations on the part of the Company relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any person or as the result of any act of the Company in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee, or other like payment.

(9) Taxes. The Company has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Company up to the date hereof. All of the foregoing returns are true and correct in all material respects and the Company has paid all taxes, interest and penalties shown on such returns or reports as being due. The Company has no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of the Company as of the Closing Date.

(10) Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 3.2. Representations and Warranties of Seller. Seller represents and warrants to the Company and to Gondwana, as of the Closing Date, as follows:

(1) Seller’s Authority. The Agreement shall have been duly authorized by the Seller and does not require any third party consents. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights).

(2) Title to Shares; Encumbrances. Seller owns good and transferable title to all of the Shares free and clear of any liens, obligations, encumbrances or claims.

(3) Litigation. There are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against Seller which would affect him or the Shares, or business or that may adversely impact Gondwana, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the contemplated transactions. Seller is not aware of any facts which, to his knowledge, might result in any action, suit, arbitration, or other proceeding which, in turn, might result in a material adverse change in the business or condition (financial or otherwise), properties or assets of the Company. Seller is not in default with respect to any judgment, order, or decree of any court, government agency or instrumentality that may impact his ability to convey clear title to the shares.

(4) Disclosure of Information. Seller is a shareholder and in control of the Company and Seller has all the disclosure it considers necessary or appropriate for deciding whether to sell the Shares and accept the Gondwana shares as partial consideration therefore. Seller further represents that it has had an opportunity to ask questions and receive answers from Gondwana regarding the terms and conditions of the sale and the business, properties, prospects and financial condition of Gondwana and to obtain additional information (to the extent Gondwana possessed such information or could acquire it without unreasonable effort or expense) and/or conduct its own independent investigation necessary to verify the accuracy of any information furnished to Seller or to which Seller had access.

(5) Investment Experience. Seller is experienced in evaluating and investing in private placement transactions in securities of companies in the development stage and acknowledges that he is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of accepting the Gondwana shares as partial consideration therefore.

(6) Brokers or Finders. All negotiations on the part of the Seller relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller without the intervention of any person or as the result of any act of the Purchaser in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee, or other like payment.

Section 3.3. Representations and Warranties of Purchasers. Except as set forth on the Schedule of Exceptions attached as Schedule 3.3, Gondwana represents and warrants to Seller, as of the Closing Date, as follows:

(1) Organization and Standing of Gondwana. Gondwana is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. Gondwana is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations of Gondwana. Gondwana has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

(2) Gondwana’s Authority. The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Gondwana enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights). The execution, delivery and performance of this Agreement will not conflict with any provision of the Articles, Bylaws, minutes or share certificates of Gondwana, or of any contract to which Gondwana is a party or otherwise bound.

(3) Gondwana is the sole and true party in interest and is not purchasing the Shares for the benefit of any other person.

(4) Gondwana understands that all books, records and documents of the Company relating to this investment have been and remain available for inspection by Gondwana. The Seller has offered all information it has for Gondwana for inspection. Gondwana confirms that all documents requested by Gondwana have been made available, and that Gondwana has been supplied with all of the additional information concerning this investment that has been requested. Gondwana’s representatives have had free access which, they have used, to discuss the areas described in Exhibit C “October 6th 2006, Option Agreement: Finmetal Mining Oy - Magnus Minerals Oy” with Magnus Mineral Oy’s geologist and understand the geological risks and the legal status of the claiming process for these properties. In making a decision to purchase the Shares, Gondwana has relied exclusively upon information provided by the Company or the Seller in writing or found in the books, records or documents of the Company.

(5) Gondwana has such knowledge and experience in financial and business matters that they are capable of an evaluation of the merits and risks of this investment.

(6) Gondwana is aware that an investment in the Company is highly speculative and subject to substantial risks. Gondwana is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a public market and limited transferability of the Shares, which make the liquidation of this investment impossible for the indefinite future.

(7) The Shares are being acquired solely for Gondwana’s own accounts, to gain control over the Option agreement shown as Exhibit C, and are not being purchased with a view to resale, distribution, subdivision or fractionalization thereof.

(8) The Purchasers understand that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, in reliance upon exemptions from registration for non-public offerings. Gondwana understands that the Shares or any interest therein may not be, and agrees that the Shares or any interest therein, will not be resold or otherwise disposed of by Gondwana unless the Shares are subsequently registered under the Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

(9) Gondwana has been informed of and understand the following:

(a) The Company has only a limited financial or operating history;

(b) No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Shares.

(10) The Seller Stands by the representations and warranties given in Article 3.1. The Seller liability for any compensatory or punitive damages in relation to this Agreement shall be restricted to a total of 70% of the sales price paid to him. If the Seller is found liable for a damage amounting to less than €10,000 no damages shall be paid.

ARTICLE 4

CONDITIONS TO CLOSING

Except as may be waived in writing by the parties, all of the obligations of the parties under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

(1) Representations and Warranties True. The representations and warranties of the Company, Seller and Gondwana set forth in Sections 3.1, 3.2 and 3.3, respectively, shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

(2) Directors’ Approval. Consummation of the transactions contemplated herein shall have been approved by the Boards of Directors of the Company and Gondwana at meetings held for the purpose of obtaining such approval or by unanimous written consent and the directors shall have determined that the transactions contemplated herein are in the best interest of each of Gondwana and the Company, and their shareholders, as applicable.

(3) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained by Seller or the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

(4) Compliance with Agreements. The Company, Gondwana, and Seller shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

(5) No Contracts Terminated. The Company shall not have had any contract or contracts, terminated prior to the Closing Date, which in the aggregate would materially and adversely affect its business.

(6) No Damage to Assets. At the Closing Date the machinery, equipment, inventory, or other tangible property of the Company shall not have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of the Company (whether or not similar to the foregoing), to an extent which substantially affects the value of the properties and assets of the Company. Loss or damage shall be considered to affect substantially the value of said properties and assets within the meaning of this subsection if the book value of such properties and assets so lost or damaged exceeds 5% in book value of all such tangible properties and assets.

(7) Accountability of prior actions. If the auditor of the Company approves all actions done prior to this Agreement the Buyer agrees not to hold the Seller accountable later for any of these actions.

(8) Certificate of Company Officer. The Company shall have delivered to Seller a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President certifying to the fulfillment of the conditions specified in this Article 4.

(9) Certificate of Gondwana. Gondwana shall have delivered to Seller a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its Chief Executive Officer certifying to the fulfillment of the conditions specified in this Article 4.

(10) Delivery of Consideration. Seller shall have delivered certificates representing the Shares together with a duly-endorsed and guaranteed stock power assigning the Shares to Gondwana in exchange for the receipt of the Purchase Price.

ARTICLE 5

ADDITIONAL AGREEMENTS

Section 5.1. Appointment of Members to the Board of Directors. The Company agrees to appoint Peter Löfberg to its board of directors commencing at the time of Closing. The Company agrees to appoint to its board of directors a person nominated by Gondwana.

Section 5.2. Audit of the Company’s Books and Records. The Company agrees to immediately upon execution of this Agreement retain the services of an audit firm qualified to audit the Company’s Financial Statements pursuant to the requirements established by the Public Company Accounting Oversight Board (“PCAOB”) and in accordance with US GAAP. Gondwana shall have the right to object to the appointed firm and agrees to cooperate with the Company in selecting the audit firm. Gondwana agrees to pay all of the costs and expenses of obtaining the audits necessary to conclude the transactions contemplated by this Agreement.

ARTICLE 6

NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All statements of fact contained herein, or in any certificate or schedule delivered by or on behalf of Gondwana, the Company or Seller pursuant to the terms hereof, shall be deemed representations and warranties made by Gondwana, the Company and Seller, respectively, to each other under this Agreement. The representations and warranties of Gondwana, the Company and Seller shall survive the Closing for a period of one year.

ARTICLE 7

MISCELLANEOUS

Section 7.1. Amendment. This Agreement may be amended in any manner as may be determined in the judgment of Gondwana, the Board of Directors of the Company and the Seller to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Agreement, subject to the provision herein that any amendment shall be ineffective unless in writing and executed by the parties hereto.

Section 7.2. Counterparts and Facsimile Signatures. In order to facilitate the execution of this Agreement, it may be executed in any number of counterparts and signature pages may be delivered by facsimile.

Section 7.3. Waiver of Conditions. Either party may waive any condition precedent, term or condition of this Agreement but such a waiver shall be ineffective unless in writing and executed by an authorized representative of both parties hereto.

Section 7.4. Assignment. Neither this Agreement nor any right created hereby shall be assignable by the Company, Seller or Gondwana without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

Section 7.5. Entire Agreement. This Agreement and the certificates delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement.

Section 7.6. Governing Law. This Agreement shall be governed by the laws of Finland.

Section 7.7. Dispute Resolution. (a) If any dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, or actions taken or not taken hereunder the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the Arbitration Institute of the Central Chamber of Commerce of Finland (AICCCF) (www.arbitration.fi). If not thus resolved, it shall be referred to a panel of three arbitrators selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to Arbitration Institute of the Central Chamber of Commerce of Finland arbitration before a panel of three arbitrators which shall be governed by the rules of AICCCF and Finnish law.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four months of the appointment of the arbitrator; and (v) may be entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

(d) The arbitrators shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

(e) The place of mediation and arbitration shall be Helsinki, Finland.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally. Nevertheless, the arbitrators may include an award of attorney’s fees and expenses to the prevailing party. To the extent that a Party does not compensate the mediator or arbitrator in accordance with the requirements of the mediator or the arbitrator, the arbitrator will be directed to find against such party.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrators shall have authority to award compensatory damages only. The arbitrators shall have no authority to award punitive or other damages, and each Party irrevocably waives any claim thereto.

(i) Except as required by law, the Parties, their representatives, other participants and the mediator and arbitrators shall hold the existence, content and result of mediation and arbitration in confidence.

Section 7.8. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.9. Notices. All notices and other communications required or permitted under this Agreement must be in writing and may be given by personal delivery or international mail, or confirmed facsimile. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

(1) If to the Company or Gondwana:

Gondwana Energy Ltd.

Suite 700, One Executive Place

1816 Crowchild Trail N.W.

Calgary, Alberta

CANADA T2M 3Y7

Attn: Daniel Hunter

Facsimile No.: 403-220-1389

Phone No. to Confirm Fax: 403-313-8985

With a copy to:

Ballard Spahr Andrews & Ingersoll, LLP

1225 17th Street, Suite 2300

Denver, CO 80202

Attn: Roger V. Davidson, Esq.

Facsimile No.: (303) 382-4607

Phone No. to Confirm Fax: (303) 299-7307

(2) If to Seller:

Peter Löfberg

Kiviaidankatu 2 B

FIN – 33250

Tampere, Finland

Facsimile No.: 358-3-222-5523

Phone No. to Confirm Fax: 358-40-500-7266

or at such other address or facsimile number as any party may have advised the other in writing.

Section 7.10. Attorney Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees from the other party or parties, which fees shall be in addition to any other relief which may be awarded. Peter Löfberg’s liability in covering the other party’s attorneys fees is limited to €10,000.

Section 7.11. Indemnification by Gondwana. Gondwana agrees to indemnify and hold Seller harmless against any loss, liability, damage or expense (including reasonable attorney fees and costs) which Seller may suffer, sustain or become subject to as a result of or in connection with the breach by Gondwana of any representation, warranty, covenant or agreements of Gondwana contained in this Agreement

Section 7.12. Indemnification by Seller. Seller agrees to indemnify and hold Gondwana harmless against any loss, liability, damage or expense (including reasonable attorney fees and costs) which Gondwana may suffer, sustain or become subject to as a result of or in connection with the breach by Seller or the Company of any representation, warranty, covenant or agreements of Seller or the Company contained in this Agreement.

IN WITNESS WHEREOF, this Stock Purchase Agreement is hereby duly executed by each party hereto as of the date first written above.

SELLER:

/s/ Peter Lofberg
Peter Löfberg

PURCHASER:

Gondwana Energy Ltd, a Nevada corporation

By:	/s/ Daniel Hunter
Daniel Hunter, CEO

COMPANY:

Finmetal Mining Oy, a company organized pursuant to the corporate laws of Finland

By:	/s/ Peter Lofberg
Peter Löfberg